UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2017

BIM Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor New York, NY 1005	92120
(Address of Principal Executive Offices)	(Zip Code)

(646) 481-9671)

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On April 10, 2017, BIM Homes, Inc. (the “Company”) engaged RBSM, LLP as its independent accounting firm and dismissed Salberg & Company, P.A. (“Salberg”) from that role. The change in accountants was recommended and approved by the Company’s Board of Directors.

Salberg did not issue any reports on the Company during the period of their engagement. Through the date of dismissal, (i) there were no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Salberg, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Salberg with a copy of the foregoing disclosure and requested that Salberg furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure, and if not, stating the respects in which it does not agree. A copy of the letter from Salberg is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2015 and 2014 and through the date the Company engaged RBSM, neither the Company, nor anyone acting on its behalf, consulted with RBSM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matters that were either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

16.1	Letter from Salberg & Company, P.A. to the Securities and Exchange Commission dated April 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2017	BIM HOMES, INC.

	By:	/s/ Milan Saha
	Name:	Milan Saha
	Title:	Chief Executive Officer